Exhibit 5.1

[Letterhead of Goodmans]

November 29, 2012

Atlantic Power Corporation
One Federal Street, Floor 30
Boston, Massachusetts
02110  USA

Re:         Form S-3 Registration Statement

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Atlantic Power Corporation (the “Company”) in the Province of British Colombia, Canada (the “Province”), in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of:  an indeterminate amount of: (A) common shares in its capital, no par value (the “Common Stock”); and (B) its Debt Securities (as defined herein) (the Debt Securities together with the Common Stock, the “Securities”). Any Debt Securities may be convertible into, or exchangeable for, Common Stock or another security.

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (collectively, the “Prospectus”) and as to be set forth in one or more supplements to such Prospectus (each, a “Prospectus Supplement”).  The Debt Securities will be issued in one or more series and may be issued under either (i) that certain Trust Indenture, dated as of December 17, 2009, between the Company and Computershare Trust Company of Canada, as Trustee (the “Canadian Indenture”) or (ii) a New York law-governed indenture to be entered into between the Company and a trustee to be named therein (the “US Indenture”).  We refer herein to the Securities issued under the Canadian Indenture or the US Indenture as the “Debt Securities”.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	for the Company, its Certificate of Continuance, Notice of Articles and Articles (collectively herein referred to as the “Constating Documents”);

(iii)	the resolutions of the board of directors of the Company (the “Board”) adopted on August 7, 2012 (the “Company Resolutions”) relating to, amongst other matters, the registration of the Securities;

(iv)	a certificate of good standing for the Company dated as of November 29, 2012, issued by the Registrar of Companies of British Columbia (the “Certificate of Good Standing”); and

(v)

an officer’s certificate of the Company (the “Officer Certificate”) dated as of November 29, 2012, as to certain factual matters affecting the Company, and certifying copies of the Constating Documents and the Company Resolutions, as applicable.

In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.

Assumptions and Reliances

In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

(i)	the genuineness of all signatures on each document that we have examined;

(ii)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

(iii)	the legal power, capacity and authority of all natural persons signing in their individual capacity;

(iv)

that the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance, if any, of each respective Security (each, a “Board Action”) and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents, applicable laws of the Province, and the rules and regulations of the Toronto Stock Exchange; and

(v)	the accuracy of all factual matters contained in the Officer Certificate and the attachments thereto.

For the purposes of the opinion expressed in paragraph 1 below relating to the corporate existence of the Company, we have relied on the Constating Documents and the Certificate of Good Standing for the Company and we have assumed no change in status of such entities from the date of such certificates.

Limitations

We express no opinion herein:

2

(i)	with respect to the laws of any jurisdiction other than the Province and the federal laws of Canada applicable therein which are in effect on the date hereof (“Applicable Laws”); and

(ii)	for clarity, with respect to any federal or state law of the United States.

Additionally, we disclaim any obligation to advise the addressee of this opinion or any other person of any change in law or any fact which may come or be brought to our attention after the date of effectiveness of the Registration Statement.  This opinion is rendered solely with respect to the laws of the Province and the federal laws of Canada applicable therein, as of the date hereof.

Opinions

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.              The Company is validly existing as a corporation under the laws of the Province and is up to date with respect to the filing of annual returns under the Business Corporations Act (British Columbia).

2.              The Company has the necessary corporate power and capacity to issue, sell and deliver the Securities.

3.              With respect to the issuance of Common Stock (including Common Stock issuable upon conversion of or exchange for any other Security), when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of such Common Stock issuance and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) upon issuance and delivery of the Common Stock against payment of valid and sufficient consideration therefor in accordance with the terms of such, or other applicable, Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

4.              The Debt Securities will, when authorized for issuance by the Board, be duly authorized by all necessary corporate action on the part of the Company and, when the final terms of the applicable Debt Securities have been duly established and approved by the Board and such Debt Securities are issued and delivered against payment of valid and sufficient consideration in accordance with the terms of the Canadian Indenture or US Indenture, as applicable, such Debt Securities will be validly issued.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.  In addition, we also consent to Cleary Gottlieb Steen & Hamilton LLP relying on this opinion for the purpose of delivering its opinion to the Company dated as of the date hereof, in respect of the Registration Statement.

Very truly yours,

/s/ Goodmans